SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2006

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 749-7600

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

On May 9, 2006, The Talbots, Inc. (“Talbots”) filed a Current Report on Form 8-K announcing that, effective as of the closing of the acquisition by Talbots of The J. Jill Group, Inc. (“J. Jill”) on May 3, 2006, Philip H. Kowalczyk was appointed President of J. Jill. In connection with his appointment as President of J. Jill, certain modifications to Mr. Kowalczyk’s employment agreement were approved, as described in the above Form 8-K.

This Form 8-K/A amends the Current Report on Form 8-K filed on May 9, 2006 to include Amendment No. 1 to the Employment Agreement of Philip H. Kowalczyk as executed by the parties and included herein as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

d.	Exhibits.

10.1 Amendment No. 1 to Employment Agreement of Philip H. Kowalczyk, by and between The Talbots, Inc. and Philip H. Kowalczyk, dated May 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: September 6, 2006	By:	/s/ Carol Gordon Stone
	Name:	Carol Gordon Stone
	Title:	Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement of Philip H. Kowalczyk, by
and between The Talbots, Inc. and Philip H. Kowalczyk, dated May 3,
2006.